EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-10840; 333-12814; 333-13186; 333-91650; 333-122128; 333-137644; 333-139688) pertaining to Optibase Ltd. of our report, dated May 14, 2007, with respect to the consolidated financial statements of Optibase Ltd., included in the Annual Report (Form 20-F) for the year ended December 31, 2006.

Tel-Aviv, Israel May 14, 2007	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global